Exhibit 99.1

Blucora Reports Fourth Quarter and Full Year 2021 Results

DALLAS, TX — February 16, 2022 — Blucora, Inc. (NASDAQ: BCOR), a leading provider of technology-enabled, tax focused financial solutions, today announced financial results for the fourth quarter and full year ended December 31, 2021.
Fourth Quarter and Full Year 2021 Highlights and Recent Developments
•Grew total revenue 17% for full year 2021 to $885.2 million.
•Ended year with total client assets of $89.1 billion, growing percent of advisory assets over 400bps to 47.3%. Advisory assets at year-end were $42.2 billion.
•Closed eight transactions, migrating nearly $2.0 billion in assets from the independent model to the employee-based RIA model.
•Successfully held TaxAct consumer e-files flat at 3.2 million, with no decrease for the first time since 2014.
•Launched Xpert Assist, providing all TaxAct filers access to a team of CPAs and tax experts at no cost, and premium Xpert Full Service, a personalized service for simple and complex return completion.

“Blucora made substantial progress in 2021, positioning the business for sustainable and profitable growth. Our team continued to exceed expectations as we achieved or exceeded all elements of our outlook from last quarter and we are on track to achieve our three-year revenue and EBITDA growth goals. My thanks go out to all of our team and our financial professionals for the hard work in achieving these goals,” commented Chris Walters, Blucora’s President and Chief Executive Officer. Mr. Walters continued, “The continued progress that we have seen across the business allows us to confirm our expectations of positive net flows for the wealth business and our outlook for strong continued momentum in tax software in the current tax season.”

Full Year 2022 Tax Software Outlook

With the tax season now underway and positive early results from the Company’s new marketing efforts and from its new product and service offerings, Blucora is reconfirming its full-year 2022 outlook for the Tax Software segment to provide revenue growth of between 14% and 18% from the mid-point of our full-year 2021 guidance range, $226 million, as presented on November 4, 2021 and segment operating income of between $98 and $106 million.

Summary Financial Performance: Q4 and Full Year 2021
($ in millions, except per share amounts)

	Q4 2021	Q4 2020	Change	Full Year 2021	Full Year 2020	Change
Revenue:
Wealth Management	$172.2	$149.4	15%	$658.2	$546.2	21%
Tax Software	6.1	5.8	5%	227.0	208.8	9%
Total Revenue	$178.3	$155.2	15%	$885.2	$755.0	17%
Segment Operating Income (Loss)
Wealth Management	$21.9	$20.4	7%	$82.2	$72.2	14%
Tax Software	(18.6)	(11.0)	(69)%	81.9	49.6	65%
Total Segment Operating Income	$3.3	$9.3	(65)%	$164.1	$121.8	35%
Unallocated Corporate-Level General and Administrative Expenses	$(7.1)	$(7.1)	—%	$(25.6)	$(26.7)	4%
GAAP:
Operating Income (Loss)	$(28.0)	$(23.7)	(18)%	$30.6	$(269.1)	111%
Net Income (Loss)	$(23.7)	$(50.7)	53%	$7.8	$(342.8)	102%
Net Income (Loss) per share - Diluted	$(0.49)	$(1.05)	53%	$0.16	$(7.14)	102%
Non-GAAP:
Adjusted EBITDA (1)	$(3.8)	$2.2	(273)%	$138.5	$95.1	46%
Net Income (Loss) (1)	$(14.1)	$(9.0)	(57)%	$87.2	$54.1	61%
Net Income (Loss) per share — Diluted (1)	$(0.29)	$(0.19)	(53)%	$1.76	$1.12	57%
_________________________
(1)See reconciliations of all non-GAAP to GAAP measures presented in this release in the tables below.

First Quarter 2022 Outlook

($ in millions, except per share amounts)	First Quarter 2022 Outlook
Wealth Management Revenue	$164.5 - $171.5
Tax Software Revenue	$150.0 - $175.0
Total Revenue	$314.5 - $346.5
Wealth Management Segment Operating Income	$19.5 - $22.0
Tax Software Segment Operating Income	$57.0 - $77.0
Unallocated Corporate-Level General and Administrative Expenses	$7.0 - $7.5
GAAP:
Net Income	$38.0 - $62.0
Net Income per share - Diluted	$0.75 - $1.23
Non-GAAP:
Adjusted EBITDA (1)	$69.0 - $92.0
Non-GAAP Net Income (1)	$52.5 - $76.5
Non-GAAP Net Income per share — Diluted (1)	$1.04 - $1.52
____________________________
(1)See reconciliations of all non-GAAP to GAAP measures presented in this release in the tables below.

Conference Call and Webcast
A conference call and live webcast will be held today at 8:30 a.m. Eastern Time during which the Company will further discuss fourth quarter and full year 2021 results, its outlook for 2022 and other business matters. We will also provide supplemental financial information to our results on the Investor Relations section of the Blucora corporate website at www.blucora.com prior to the call. A replay of the call will be available on our website.

About Blucora®

Blucora, Inc. (NASDAQ: BCOR) is a provider of data and technology-driven solutions that empower people to improve their financial wellness. Blucora operates in two segments (i) wealth management, through its Avantax Wealth Management and Avantax Planning Partners brands, with a collective $89 billion in total client assets as of December 31, 2021 and (ii) tax software, through its TaxAct business, a market leader in tax software with over 3 million consumer users and approximately 24,500 professional users in 2021. With integrated tax-focused software and wealth management, Blucora is uniquely positioned to assist our customers in achieving better long-term outcomes via holistic, tax-advantaged solutions. For more information on Blucora, visit www.blucora.com.

Source: Blucora

Blucora Investor Relations
Dee Littrell (972) 870-6463
IR@Blucora.com

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. including without limitation, statements regarding the outlook of Blucora, Inc. (the “Company”) and its segments, expectations regarding net flows for its wealth business, and expectations with respect to the current tax season. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements can also be identified by words such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “intends,” “anticipates,” “may,” “forecasts,” “future,” “will,” “projects,” “predicts,” “potential,” “continues,” “target,” “outlook,” “guidance,” and similar expressions and variations. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, but not limited to: our ability to effectively compete within our industries; our ability to attract and retain financial professionals, qualified employees, clients, and customers, as well as our ability to provide strong customer/client service; the impact of the COVID-19 pandemic on our results of operations and our business, including the impact of the resulting economic and market disruption, the extension of tax filing deadlines and other related government actions; our ability to retain employees and acquired client assets following acquisitions; our future capital requirements and the availability of financing, if necessary; our ability to meet our current and future debt service obligations, including our ability to maintain compliance with our debt covenants; any downgrade of the Company’s credit ratings; our ability to generate strong performance for our clients and the impact of the financial markets on our clients’ portfolios; the impact of new or changing legislation and regulations (or interpretations thereof) on our business, including our ability to successfully address and comply with such legislation and regulations (or interpretations thereof) and increased costs, reductions of revenue, and potential fines, penalties or disgorgement to which we may be subject as a result thereof; risks, burdens, and costs, including fines, penalties, or disgorgement, associated with our business being subjected to regulatory inquiries, investigations, or initiatives, including those of the Financial Industry Regulatory Authority, Inc. and the Securities and Exchange Commission (“SEC”); risks associated with legal proceedings, including litigation and regulatory proceedings; our ability to close, finance, and realize all of the anticipated benefits of acquisitions, as well as our ability to integrate the operations of recently acquired businesses, and the potential impact of such acquisitions on our existing indebtedness and leverage; the compromising of confidentiality, availability or integrity of information, including cyberattacks; our ability to manage leadership and employee transitions, including costs and time burdens on management and our board of directors related thereto; political and economic conditions and events that directly or indirectly impact the wealth management and tax preparation software industries; our ability to respond to rapid technological changes, including our ability to successfully release new products and services or improve upon existing products and services; our expectations concerning the revenues we generate from fees associated with the financial products that we distribute; risks related to goodwill and other intangible asset impairment; our ability to develop, establish, and maintain strong brands; risks associated with the use and implementation of information technology and the effect of security breaches, computer viruses, and computer hacking attacks; our ability to comply with laws and regulations regarding privacy and protection of user data; our ability to maintain our relationships with third-party partners, providers, suppliers, vendors, distributors, contractors, financial institutions, industry associations, and licensing partners, and our expectations regarding and reliance on the products, tools, platforms, systems, and services provided by these third parties; our beliefs and expectations regarding the seasonality of our business; our assessments and estimates that determine our effective tax rate; our ability to protect our intellectual property and the impact of any claim that we have infringed on the intellectual property rights of others; and the effects on our business of actions of activist stockholders. A more detailed description of these and certain other factors that could affect actual results is included in the Company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as may be required by law.

Important Additional Information

The Company intends to file a definitive proxy statement, accompanying BLUE proxy card and other relevant documents with the SEC in connection with the solicitation of proxies for the Company’s 2022 annual meeting of stockholders (the “Annual Meeting”). BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY AMENDMENTS AND SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain a copy of the definitive proxy statement and other documents filed by the Company with the SEC free of charge from the SEC’s website at www.sec.gov. In addition, copies will be available at no charge by selecting “SEC Filings” under “Financial Information” in the “Investors” tab of the Company’s website at www.blucora.com.

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s stockholders in connection with the Annual Meeting. The names of these directors and executive officers and their respective direct and indirect interests, by security holdings or otherwise, in the Company are set forth in the Company’s Current Report on Form 8-K filed with the SEC on February 14, 2022.

Blucora, Inc.
Condensed Consolidated Statements of Operations
(Unaudited) (In thousands, except per share data)

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
Revenue:
Wealth Management	$172,192	$149,384	$658,213	$546,189
Tax Software	6,139	5,773	226,987	208,763
Total revenue	178,331	155,157	885,200	754,952
Operating expenses:
Cost of revenue:
Wealth Management	121,119	103,630	464,293	385,962
Tax Software	3,228	2,569	15,558	12,328
Total cost of revenue	124,347	106,199	479,851	398,290
Engineering and technology	8,471	5,359	30,704	27,258
Sales and marketing	32,522	26,833	173,331	177,618
General and administrative	27,052	18,625	98,671	82,158
Acquisition and integration	4,285	12,303	32,798	31,085
Depreciation	2,535	1,948	10,906	7,293
Amortization of acquired intangible assets	7,073	7,578	28,320	29,745
Impairment of goodwill	—	—	—	270,625
Total operating expenses	206,285	178,845	854,581	1,024,072
Operating income (loss)	(27,954)	(23,688)	30,619	(269,120)
Interest expense and other, net (1)	(7,878)	(7,918)	(32,080)	(31,304)
Loss before income taxes	(35,832)	(31,606)	(1,461)	(300,424)
Income tax benefit (expense)	12,138	(19,094)	9,218	(42,331)
Net income (loss)	$(23,694)	$(50,700)	$7,757	$(342,755)

Net income (loss) per share:
Basic	$(0.49)	$(1.05)	$0.16	$(7.14)
Diluted	$(0.49)	$(1.05)	$0.16	$(7.14)

Weighted average shares outstanding:
Basic	48,834	48,107	48,578	47,978
Diluted	48,834	48,107	49,526	47,978
_________________________
(1)Interest expense and other, net consisted of the following (in thousands):

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
Interest expense	$7,018	$7,160	$28,807	$24,570
Amortization of debt issuance costs	394	366	1,522	1,372
Accretion of debt discounts	295	279	1,146	693
Total interest expense	7,707	7,805	31,475	26,635
Interest income	(19)	(38)	(21)	(65)
Gain on sale of a business	—	—	—	(349)
Non-capitalized debt issuance expenses	—	—	—	3,687
Other	190	151	626	1,396
Interest expense and other, net	$7,878	$7,918	$32,080	$31,304

Blucora, Inc.
Condensed Consolidated Balance Sheets
(Unaudited) (In thousands)

	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$134,824	$150,125
Cash segregated under federal or other regulations	—	637
Accounts receivable, net	21,906	12,736
Commissions and advisory fees receivable	25,073	26,132
Prepaid expenses and other current assets	18,476	11,038
Total current assets	200,279	200,668
Long-term assets:
Property, equipment, and software, net	73,638	58,500
Right-of-use assets, net	20,466	23,455
Goodwill	454,821	454,821
Acquired intangible assets, net	302,289	322,179
Other long-term assets	20,450	4,569
Total long-term assets	871,664	863,524
Total assets	$1,071,943	$1,064,192
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,216	$9,290
Commissions and advisory fees payable	17,940	19,021
Accrued expenses and other current liabilities	65,678	56,419
Current deferred revenue	13,180	12,298
Current lease liabilities	4,896	2,304
Current portion of long-term debt	1,812	1,812
Total current liabilities	111,722	101,144
Long-term liabilities:
Long-term debt, net	553,134	552,525
Deferred tax liabilities, net	20,124	30,663
Long-term deferred revenue	5,322	6,247
Long-term lease liabilities	33,267	36,404
Other long-term liabilities	6,752	24,919
Total long-term liabilities	618,599	650,758
Total liabilities	730,321	751,902

Stockholders’ equity:
Common stock, par value $0.0001 per share—900,000 authorized shares; 50,137 shares issued and 48,831 shares outstanding at December 31, 2021; 49,483 shares issued and 48,177 shares outstanding at December 31, 2020	5	5
Additional paid-in capital	1,619,805	1,598,230
Accumulated deficit	(1,249,789)	(1,257,546)
Treasury stock, at cost—1,306 shares at December 31, 2021 and December 31, 2020	(28,399)	(28,399)
Total stockholders’ equity	341,622	312,290
Total liabilities and stockholders’ equity	$1,071,943	$1,064,192

Blucora, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited) (In thousands)

	Year ended December 31,
	2021	2020
Operating activities:
Net income (loss)	$7,757	$(342,755)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization of acquired intangible assets	43,426	39,907
Stock-based compensation	20,754	10,066
Impairment of goodwill	—	270,625
Reduction of right-of-use lease assets	3,046	8,908
Deferred income taxes	(10,539)	41,059
Amortization of debt discount and issuance costs	2,668	2,065
Gain on sale of a business	—	(349)
Change in the fair value of acquisition-related contingent consideration	22,400	8,300
Accretion of lease liabilities	1,250	1,922
Other non-cash expenses	2,602	1,508
Changes in operating assets and liabilities, net of acquisitions and disposals:
Accounts receivable, net	(9,152)	10,705
Commissions and advisory fees receivable	1,059	(4,956)
Prepaid expenses and other current assets	(7,438)	3,847
Other long-term assets	(17,861)	2,232
Accounts payable	(1,074)	(4,192)
Commissions and advisory fees payable	(857)	(884)
Lease liabilities	(1,853)	(3,894)
Deferred revenue	(43)	(796)
Accrued expenses and other current and long-term liabilities	(19,314)	761
Net cash provided by operating activities	36,831	44,079
Investing activities:
Purchases of property, equipment, and software, net	(30,276)	(36,002)
Business acquisitions, net of cash acquired	—	(101,910)
Asset acquisitions	(8,316)	(3,143)
Proceeds from sale of a business, net of cash	—	349
Net cash used by investing activities	(38,592)	(140,706)
Financing activities:
Proceeds from credit facilities, net of debt issuance costs and debt discounts	(502)	226,278
Payments on credit facilities	(1,812)	(66,531)
Acquisition-related contingent consideration payments	(14,075)	—
Proceeds from stock option exercises	579	97
Proceeds from issuance of stock through employee stock purchase plan	3,277	2,258
Tax payments from shares withheld for equity awards	(1,644)	(1,163)
Net cash provided (used) by financing activities	(14,177)	160,939
Net increase (decrease) in cash, cash equivalents, and restricted cash	(15,938)	64,312
Cash, cash equivalents, and restricted cash, beginning of period	150,762	86,450
Cash, cash equivalents, and restricted cash, end of period	$134,824	$150,762

Blucora, Inc.
Segment Information
(Unaudited) (In thousands)
Information on reportable segments and a reconciliation to consolidated net income (loss) are presented below (in thousands):

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
Revenue:
Wealth Management	$172,192	$149,384	$658,213	$546,189
Tax Software	6,139	5,773	226,987	208,763
Total revenue	178,331	155,157	885,200	754,952
Operating income (loss):
Wealth Management	21,856	20,368	82,212	72,195
Tax Software	(18,593)	(11,025)	81,879	49,621
Corporate-level activity	(31,217)	(33,031)	(133,472)	(390,936)
Total operating income (loss)	(27,954)	(23,688)	30,619	(269,120)
Interest expense and other, net	(7,878)	(7,918)	(32,080)	(31,304)
Loss before income taxes	(35,832)	(31,606)	(1,461)	(300,424)
Income tax benefit (expense)	12,138	(19,094)	9,218	(42,331)
Net income (loss)	$(23,694)	$(50,700)	$7,757	$(342,755)

Revenues by major category within each segment are presented below (in thousands):

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
Wealth Management:
Advisory revenue	$104,633	$87,079	$395,800	$314,751
Commission revenue	53,480	49,864	210,677	185,201
Asset-based revenue	5,587	4,777	22,101	23,688
Transaction and fee revenue	8,492	7,664	29,635	22,549
Total Wealth Management revenue	$172,192	$149,384	$658,213	$546,189
Tax Software:
Consumer revenue	$5,857	$5,502	$209,748	$192,226
Professional revenue	282	271	17,239	16,537
Total Tax Software revenue	$6,139	$5,773	$226,987	$208,763

Corporate-level activity included the following (in thousands):

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
Unallocated corporate-level general and administrative expenses	$7,103	$7,118	$25,555	$26,689
Stock-based compensation	5,255	2,846	20,754	10,066
Acquisition and integration	4,285	12,303	32,798	31,085
Depreciation	3,855	2,710	15,106	10,162
Amortization of acquired intangible assets	7,073	7,578	28,320	29,745
Contested proxy and other legal and consulting costs	3,646	—	10,939	—
Executive transition costs	—	476	—	10,701
Headquarters relocation costs	—	—	—	1,863
Impairment of goodwill	—	—	—	270,625
Total corporate-level activity	$31,217	$33,031	$133,472	$390,936

Blucora, Inc.
Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures (1)
Adjusted EBITDA Reconciliation (1)
(Unaudited, in thousands)

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
Net income (loss) (2)	$(23,694)	$(50,700)	$7,757	$(342,755)
Stock-based compensation	5,255	2,846	20,754	10,066
Depreciation and amortization of acquired intangible assets	10,928	10,288	43,426	39,907
Interest expense and other, net	7,878	7,918	32,080	31,304
Acquisition and integration—Excluding change in the fair value of HKFS Contingent Consideration	1,385	3,003	10,398	22,785
Acquisition and integration—Change in the fair value of HKFS Contingent Consideration	2,900	9,300	22,400	8,300
Contested proxy and other legal and consulting costs	3,646	—	10,939	—
Impairment of goodwill	—	—	—	270,625
Executive transition costs	—	476	—	10,701
Headquarters relocation costs	—	—	—	1,863
Income tax (benefit) expense	(12,138)	19,094	(9,218)	42,331
Adjusted EBITDA (1)	$(3,840)	$2,225	$138,536	$95,127

Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Share Reconciliation (1)
(Unaudited, in thousands, except per share amounts)

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
Net income (loss) (2)	$(23,694)	$(50,700)	$7,757	$(342,755)
Stock-based compensation	5,255	2,846	20,754	10,066
Amortization of acquired intangible assets	7,073	7,578	28,320	29,745
Acquisition and integration—Excluding change in the fair value of HKFS Contingent Consideration	1,385	3,003	10,398	22,785
Acquisition and integration—Change in the fair value of HKFS Contingent Consideration	2,900	9,300	22,400	8,300
Contested proxy and other legal and consulting costs	3,646	—	10,939	—
Impairment of goodwill	—	—	—	270,625
Executive transition costs	—	476	—	10,701
Non-capitalized debt issuance expenses	—	—	—	3,687
Headquarters relocation costs	—	—	—	1,863
Gain on sale of a business	—	—	—	(349)
Cash tax impact of adjustments to GAAP net income (loss)	(351)	(234)	(1,874)	(1,647)
Non-cash income tax (benefit) expense	(10,345)	18,732	(11,505)	41,059
Non-GAAP Net Income (Loss) (1)	$(14,131)	$(8,999)	$87,189	$54,080
Per diluted share:
Net income (loss) (2)	$(0.49)	$(1.05)	$0.16	$(7.10)
Stock-based compensation	0.11	0.06	0.42	0.21
Amortization of acquired intangible assets	0.14	0.15	0.57	0.61
Acquisition and integration—Excluding change in the fair value of HKFS Contingent Consideration	0.03	0.06	0.21	0.47
Acquisition and integration—Change in the fair value of HKFS Contingent Consideration	0.06	0.19	0.45	0.17
Contested proxy and other legal and consulting costs	0.08	—	0.22	—
Impairment of goodwill	—	—	—	5.61
Executive transition costs	—	0.01	—	0.22
Non-capitalized debt issuance expenses	—	—	—	0.08
Headquarters relocation costs	—	—	—	0.04
Gain on sale of a business	—	—	—	(0.01)
Cash tax impact of adjustments to GAAP net income (loss)	(0.01)	—	(0.04)	(0.03)
Non-cash income tax (benefit) expense	(0.21)	0.39	(0.23)	0.85
Non-GAAP Net Income (Loss) per share - Diluted (1)(3)	$(0.29)	$(0.19)	$1.76	$1.12
Diluted weighted average shares outstanding (3)	48,834	48,107	49,526	48,244

Adjusted EBITDA Reconciliation for Forward-Looking Guidance (1)
(Unaudited, in thousands)

	Ranges for the quarter ending
	March 31, 2022
	Low	High
Net income	$38,000	$62,000
Stock-based compensation	6,000	6,000
Depreciation and amortization of acquired intangible assets	12,000	11,500
Interest expense and other, net	8,000	7,500
Acquisition, integration, and contested proxy and other legal and consulting costs (4)	2,000	2,000
Income tax expense	3,000	3,000
Adjusted EBITDA (1)	$69,000	$92,000

Non-GAAP Net Income and Non-GAAP Net Income Per Share Reconciliation
for Forward-Looking Guidance (1)
(Unaudited, in thousands, except per share amounts)

	Ranges for the quarter ending
	March 31, 2022
	Low	High
Net income	$38,000	$62,000
Stock-based compensation	6,000	6,000
Amortization of acquired intangible assets	7,000	7,000
Acquisition, integration, and contested proxy and other legal and consulting costs (4)	2,000	2,000
Cash tax impact of adjustments to net income	(300)	(300)
Non-cash income tax (benefit) expense	(200)	(200)
Non-GAAP Net Income (1)	$52,500	$76,500
Per diluted share:
Net income	$0.75	$1.23
Stock-based compensation	0.12	0.12
Amortization of acquired intangible assets	0.14	0.14
Acquisition, integration, and contested proxy and other legal and consulting costs (4)	0.04	0.04
Cash tax impact of adjustments to net income	(0.01)	(0.01)
Non-cash income tax (benefit) expense	—	—
Non-GAAP Net Income per share - Diluted (1)(3)	$1.04	$1.52
Diluted weighted average shares outstanding (3)	50,285	50,285

Notes to Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures
(1)We define Adjusted EBITDA as net income (loss), determined in accordance with GAAP, excluding the effects of stock-based compensation, depreciation and amortization of acquired intangible assets, interest expense and other, net, acquisition and integration costs, contested proxy and other legal and consulting costs, impairment of goodwill, executive transition costs, headquarters relocation costs, and income tax benefit (expense). Interest expense and other, net primarily consists of interest expense, net and non-capitalized debt issuance expenses. Acquisition and integration costs primarily relate to the acquisition of Avantax Planning Partners (formerly “HKFS”) and 1st Global. Impairment of goodwill relates to the impairment of our Wealth Management reporting unit goodwill in the first quarter of 2020. Executive transition costs relate to the departure of certain Company executives in the first quarter of 2020. Headquarters relocation costs relate to the process of moving from our Dallas and Irving offices to our new headquarters.
We believe that Adjusted EBITDA provides meaningful supplemental information regarding our performance. We use this non-GAAP financial measure for internal management and compensation purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. We believe that Adjusted EBITDA is a common measure used by investors and analysts to evaluate our performance, that it provides a more complete understanding of the results of operations and trends affecting our business when viewed together with GAAP results, and that management and investors benefit from referring to this non-GAAP financial measure. Items excluded from Adjusted EBITDA are significant and necessary components to the operations of our business and, therefore, Adjusted EBITDA should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income (loss). Other companies may calculate Adjusted EBITDA differently and, therefore, our Adjusted EBITDA may not be comparable to similarly titled measures of other companies.
We define Non-GAAP Net Income (Loss) as net income (loss), determined in accordance with GAAP, excluding the effects of stock-based compensation, amortization of acquired intangible assets, acquisition and integration costs, contested proxy and other legal and consulting costs, impairment of goodwill, executive transition costs, non-capitalized debt issuance expenses, headquarters relocation costs, gain on the sale of a business, the related cash tax impact of those adjustments, and non-cash income tax (benefit) expense. We exclude the non-cash portion of income taxes because of our ability to offset a substantial portion of our cash tax liabilities by using deferred tax assets, which primarily consist of U.S. federal net operating losses. The majority of these net operating losses will expire, if not utilized, between 2022 and 2024. Gain on the sale of a business relates to the disposition of SimpleTax in 2019 and the subsequent working capital adjustment in the third quarter of 2020. Non-capitalized debt issuance expenses relate to the expense recognized as a result of the Term Loan increase in the third quarter of 2020.
We believe that Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per share provide meaningful supplemental information to management, investors, and analysts regarding our performance and the valuation of our business by excluding items in the statement of operations that we do not consider part of our ongoing operations or that have not been, or are not expected to be, settled in cash. Additionally, we believe that Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per share are common measures used by investors and analysts to evaluate our performance and the valuation of our business. Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per share should be evaluated in light of our financial results prepared in accordance with GAAP and should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income (loss) and GAAP net income (loss) per share. Other companies may calculate Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per share differently, and, therefore, these measures may not be comparable to similarly titled measures of other companies.
(2)As presented in the condensed consolidated statements of operations (unaudited).
(3)Any difference in the “per diluted share” amounts between this table and the condensed consolidated statements of operations (unaudited) is due to using different diluted weighted average shares outstanding in the event that there is GAAP net loss but Non-GAAP Net Income and vice versa.
(4)The breakout of components cannot be determined on a forward-looking basis without unreasonable efforts.